UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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the Securities Exchange Act of 1934 (Amendment No.     )

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QTS REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

N/A
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April 18, 2018 Dear Fellow QTS Stockholders, Thank you for your investment in QTS. Ahead of QTS’ 2018 Annual Meeting, we are writing to provide an update on our strategy and the work we are doing to build on our track record of delivering value for stockholders. Since QTS’ IPO in 2013, your Board of Directors and management team have driven strong financial and operational results, leading to enhanced value for QTS stockholders. To adapt to our changing industry environment, over the past year we have continued to evolve our business. Building on our Proven Track Record of Delivering Strong Financial Results and Stockholder Value The QTS Board and management team have delivered results that outpace data center peersi, and the Company is committed to further improving the business to build on this track record of strong performance. Since its IPO in 2013ii, QTS has achieved a revenue CAGR of 25%, Adjusted EBITDA CAGR of 29% and Operating FFO (OFFO) CAGR of 33%, well above our peer averages of 19%, 21% and 26%, respectivelyiii. To build on this momentum, in fiscal 2017 we took several important steps to position our business for growth in the future: • Deepened our presence in existing growth markets such as Atlanta, GA, Dallas, TX, and Chicago, IL and expanded to gain footholds in key Hyperscale markets such as Phoenix, AZ, Hillsboro, OR and Ashburn, VA, where we recently commenced development on our newest mega data center. • Launched our new software-defined data center platform, or SDP, creating the industry’s first fully integrated service delivery and orchestration platform.

- **Announced a strategic collaboration with AWS,** the largest public cloud provider in the world whereby QTS will serve as AWS' go-to-market colocation partner for integrated hybrid data center requirements.
- **Partnered with PacketFabric and Megaport,** two leading cloud-based network exchange providers, to allow our customers to directly connect to the world's leading cloud and network providers.

Outperforming peer group on key financial metrics since IPO



Adjusted EBITDA CAGR
29%
21%
QTS
DC Peers
OFFO CAGR
33%
26%
QTS
DC Peers
OFFO per Share CAGR
20%
18%
QTS
DC Peers
Revenue CAGR
25%
19%
QTS
DC Peers

Our full-year 2017 results demonstrate that the steps we are taking to continue to drive strong results and position the business for future growth are working. For full-year 2017, we achieved revenue of $447 million, an increase of 11% year-over-year, and NOI of $281 million, representing an increase of 9% year-over-year.

VOTE **FOR** ALL OF QTS' HIGHLY QUALIFIED DIRECTORS **TODAY**

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Executing a Strategic Plan to Drive Enhanced Profitability and Sustainable Growth

In February, we announced a strategic plan to accelerate growth and profitability and deliver long-term value for stockholders. This new strategic plan will enable QTS to adapt to the changing data center landscape, better meet our customers' needs, and drive sustainable growth. As part of this strategy, we are:

- **Realigning our organization around the two primary drivers of demand in our business, Hyperscale and Hybrid Colocation:** We are seeing significant momentum in both Hyperscale and Hybrid Colocation and we are confident we have the footprint and solution capabilities in place to significantly increase our share of these key markets.[iv,v]



Drivers of Demand
HYPERSCALE
Number of Hyperscale data centers globally
CAGR: 13%
390
500
2017
2019
Total Addressable Market ($Bn)
CAGR: 26%
$20
$102
2016
2023
HYBRID COLOCATION
Enterprises are migrating from traditional on-premise IT to multi-tenant colocation facilities with seamlessly integrated paths to the cloud for specific workloads
65%
35%
57%
43%
3rd party data centers / public cloud
On-premise
TODAY
2020

- **Narrowing the scope of Cloud and Managed Services that QTS delivers:** In order to reduce complexity in our business and improve predictability and operating efficiency, we are further reducing the scope of products within our cloud and managed services business. We will continue to provide cloud and managed services solutions for our customers and enable their diverse hybrid strategies, however, the bulk of those solutions will be enabled through world-class partner platforms, like Nutanix, versus delivered directly by QTS. We will leverage our software-defined data center platform to plug key partners directly into our solutions and enable broader and more advanced hybrid solution capabilities for our customers.

- **Implementing a broader cost reduction initiative to align QTS' cost structure with a more simplified product set:** We are driving broader expense reduction initiatives to right-size our cost structure to a more simplified business model and enable enhanced OFFO per share growth and performance. We expect these initiatives will drive significant run-rate cost savings and enable us to achieve an adjusted EBITDA margin of approximately 53% in 2018.

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Under this plan, QTS expects to accelerate leasing and revenue growth with a target of mid-teens growth in both 2019 and 2020. We also expect to increase predictability with a focus on more stable customers and core products, and we intend to enhance margins with a targeted 600+ basis point improvement to adjusted EBITDA margin by the end of 2018. In 2018, we have already made considerable progress on these initiatives, including recently signing a 24 megawatt lease in Manassas, VA with a leading Hyperscale software-as-a-service provider and renewing 19 megawatts of data center capacity in QTS’ Atlanta-Metro data center with two Hyperscale anchor tenants. We are confident that we have the right strategy in place to continue to deliver value for stockholders, and are excited for what we can achieve as we continue to execute our strategy. QTS’ Board is Highly Qualified and Committed to Delivering for Stockholders The QTS Board comprises eight engaged, highly qualified directors, seven of whom are independent, and all of whom have the skills and expertise to effectively oversee the successful execution of our strategy. QTS directors have a broad range of complementary backgrounds, including executive and Board experience across the REIT, private equity, cybersecurity and technology industries, as well as financial and marketing expertise and international business acumen. Together, our directors are well-positioned to oversee our new strategy to deliver value for QTS stockholders. Land & Buildings is Attempting to Mislead Stockholders With Misstatements and Misinformation Land & Buildings, a hedge fund investor, has recently made public statements regarding QTS that have been filled with misstatements and inaccuracies and, in our view, are aimed to deceive and distract stockholders. Land & Buildings has incorrectly attacked QTS for related party transactions, while failing to mention that the contracts that QTS has in place for services such as facility usage and office furnishing and design are at or below market rate and have been vetted by the Board’s independent audit committee. Similarly, Land & Buildings has made grossly misleading accusations regarding Mr. Williams’ class B shares, which provide him with an approximate 12% voting interest in the Company to align with his approximate 12% economic interest. Through its inflammatory statements, we believe Land & Buildings is attempting to mislead stockholders into withholding support for your directors who are actively working to enhance value. Voting and economic interests of the Dolan family, Madison Square Garden’s largest stockholder Voting and economic interests of Chad Williams, QTS’ largest stockholder = = ECONOMIC OWNERSHIP ECONOMIC VOTING INTEREST VOTING INTEREST ~69% ~18% ~12% ~12 % O WNERSHIP 4

Your Board and Management Team are Focused on Continuing to Deliver for Stockholders We are committed to continuing to execute our strategy to deliver sustainable growth and enhanced stockholder value. We are confident that QTS is on the right track and has the right team and strategic plan to continue the Company’s track record of profitable growth and value creation. The QTS Board strongly urges stockholders to vote “FOR” ALL of QTS’ experienced and highly qualified directors. Stockholders can vote by telephone, internet or by signing and dating the Company’s proxy card. We thank you for your continued support, Sincerely, Your QTS Directors, Chad L. Williams John W. Barter William O. Grabe Catherine R. Kinney Peter A. Marino Scott D. Miller Philip P. Trahanas Stephen E. Westhead please contact our proxy solicitor MacKenzie the envelope provided. 5 You can vote by Internet,If you have any questions about how to vote telephone or by signing and datingyour shares, or need additional assistance, your Proxy Card and mailing it inPartners, Inc. Toll-Free: 800.322.2885 Email: proxy@mackenziepartners.com VOTE

FORWARD LOOKING STATEMENTS Some of the statements contained in this letter constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to our capital resources, portfolio performance, results of operations, anticipated growth in our funds from operations and anticipated market conditions contain for-ward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this letter reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets or the technology industry; obsolescence or reduction in marketability of our infrastructure due to changing industry demands; global, national and local economic conditions; risks related to our international operations; our ability to successfully execute our restructuring plan and realize its expected benefits; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully develop, redevelop and operate acquired properties or lines of business; significant increases in construction and development costs; the increasingly compet-itive environment in which we operate; defaults on, or termination or non-renewal of, leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; financing risks, including our failure to obtain necessary outside financing; dependence on third parties to provide Internet, telecommunications and network con-nectivity to our data centers; our failure to qualify and maintain our qualification as a REIT; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it was made. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking state-ments, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 (“10-K”) and in the other periodic reports we file with the Securities and Exchange Commission. IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the 2018 Annual Meeting of Stockholders of QTS Realty Trust, Inc. (the “2018 Annual Meeting”), the Company filed with the SEC on March 19, 2018, and mailed or otherwise disseminated to the Company’s stockholders, the Definitive Proxy Statement. The Company may file other relevant documents with the SEC regarding the 2018 Annual Meeting. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAIL-ABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the Definitive Proxy Statement and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company will be available free of charge on its website at www.qts datacenters.com, or by directing a written request to QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, Kansas 66213, Attention: Investor Relations. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposals to be voted on at the 2018 Annual Meeting. You can find information about the Company’s directors and executive officers, and their interests in the proposals to be voted in, in the Company’s Definitive Proxy Statement. You may obtain free copies of these documents from the Company using the sources indicated above. I. Average of Coresite, Cyrus One, Digital Realty, Equinix and Interxion for revenue and EBITDA CAGRs; Average of Coresite, Cyrus One, Digital Realty for FFO and FFO per share CAGRs as Interxion does not report FFO and Equinix started reporting FFO in 2015 II. CAGRs calculated from Q3’13 to Q4’17 III. Adjusted EBITDA, FFO, operating FFO and NOI are measures not derived in accordance with generally accepted accounting principles (“GAAP”). We refer you to the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" in our 10-K for further information regarding these measures. IV. Cicso Global Cloud Index; Synergy Research Group; Statistics MRC; Wall Street Research V. IDC 6

NOI RECONCILIATION

$ in thousands

	Three Months Ended			Year Ended	
	December 31, 2017 ($)	September 30, 2017 ($)	December 31, 2016 ($)	December 31, 2017 ($)	December 31, 2016 ($)
NET OPERATING INCOME (NOI)					
Net income (loss)	(16,113)	7,394	5,481	1,457	24,685
Interest expense	8,049	7,958	6,125	30,523	23,159
Interest income	(1)	(65)	-	(67)	(3)
Depreciation and amortization	37,140	35,309	33,093	140,924	124,786
Debt restructuring costs	19,992	-	194	19,992	193
Tax benefit of taxable REIT subsidiaries	(4,374)	(2,454)	(707)	(9,778)	(9,976)
Transaction, integration and impairment costs	9,449	1,114	1,521	11,060	10,906
General and administrative expenses	20,820	21,652	21,450	87,231	83,286
NOI[1]	**74,962**	**70,908**	**67,157**	**281,342**	**257,036**

EBITDA & ADJUSTED EBITDA RECONCILIATION

$ in thousands

	Three Months Ended			Year Ended	
	December 31, 2017 ($)	September 30, 2017 ($)	December 31, 2016 ($)	December 31, 2017 ($)	December 31, 2016 ($)
EBITDA AND ADJUSTED EBITDA					
Net income (loss)	(16,113)	7,394	5,481	1,457	24,685
Interest expense	8,049	7,958	6,125	30,523	23,159
Interest income	(1)	(65)	-	(67)	(3)
Tax benefit of taxable REIT subsidiaries	(4,374)	(2,454)	(707)	(9,778)	(9,976)
Depreciation and amortization	37,140	35,309	33,093	140,924	124,786
EBITDA	**24,701**	**48,142**	**43,992**	**163,059**	**162,651**
Debt restructuring costs	19,992	-	194	19,992	193
Equity-based compensation expense	3,356	3,693	2,697	13,863	10,584
Transaction, integration and impairment costs	9,449	1,114	1,521	11,060	10,906
Adjusted EBITDA	**57,498**	**52,949**	**48,404**	**207,974**	**184,334**

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We are committed to continuing to execute our strategy to deliver sustainable growth and enhanced stockholder value. We are confident that QTS is on the right track and has the right team and strategic plan to continue the Company’s track record of profitable growth and value creation. VOTE FOR ALL OF QTS’ HIGHLY QUALIFIED DIRECTORS TODAY You can vote by Internet, telephone or by signing and dating your Proxy Card and mailing it in the envelope provided. If you have any questions about how to vote your shares, or need additional assistance, please contact our proxy solicitor MacKenzie Partners, Inc. toll-free at (800) 322-2885 or at proxy@mackenziepartners.com.